Exhibit 22.(h)(4)

Amendment to Transfer Agency Agreement

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT of transfer agency responsibilities under the Transfer Agency Agreement dated December 8, 2003 (the “Agreement”), is entered into among Transamerica Investors, Inc. (the “Fund”), a Maryland Corporation and registered investment company, with its principal place of business at 1150 South Olive Street, Suite 2700, Los Angeles, California 90015, AEGON/Transamerica Investor Services, Inc. (“ATIS”), a Florida Corporation and registered transfer agent, with its principal place of business at 570 Carillon Parkway, St. Petersburg, Florida 33716, and AEGON/Transamerica Fund Services, Inc. (“ATFS”), a Florida Corporation and registered transfer agent, with its principal place of business at 570 Carillon Parkway, St. Petersburg, Florida 33716.

WHEREAS, Section 24 of the Agreement executed by the Fund and ATIS provides that the rights and duties hereunder shall not be assignable by either party except by specific written consent of the other party;

WHEREAS, the Board of Directors of ATIS and ATFS approved a Plan of Merger, in a form substantially the same as that attached hereto as Exhibit “A,” and further approved a name change of ATFS to Transamerica Fund Services, Inc., effective January 1, 2005; and

WHEREAS, ATFS desires to assume the transfer agency responsibilities, duties and obligations set forth in the Agreement on behalf of Transamerica Investors, Inc., and Transamerica Investors, Inc. desires that ATFS perform such services on behalf of its funds.

NOW, THEREFORE, in consideration of mutual covenants and agreements set forth herein, AEGON/Transamerica Investor Services, Inc. does hereby assign its responsibilities, duties and obligations under the Agreement to AEGON/Transamerica Fund Services, Inc.; and AEGON/Transamerica Fund Services, Inc. and Transamerica Investors, Inc. do hereby consent to such Assignment, effective January 1, 2005.

In all other respects, the Agreement, dated December 8, 2003, as amended from time to time, is confirmed and remains in full force and effect.

The parties hereto have caused this Assignment to be executed as of December 31, 2004.

AEGON/TRANSAMERICA INVESTOR SERVICES, INC.

By:
Kyle A. Keelan
Senior Vice President - Operations

AEGON/TRANSAMERICA FUND SERVICES, INC.

By:
Kyle A. Keelan
Senior Vice President - Operations

TRANSAMERICA INVESTORS, INC.

By:
Kim D. Day
Vice President and Treasurer